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Exhibit 10.50

LLC WAFER SUPPLY AGREEMENT

        THIS AGREEMENT, is made and entered into this 30th day of August, 2003 ("Effective Date") by and between JAZZ/HUA HONG, LLC, a limited liability company organized in the State of Delaware (the "LLC"), NEWPORT FAB, LLC, a Delaware limited liability company d/b/a Jazz Semiconductor ("Jazz") and SHANGHAI HUA HONG NEC ELECTRONICS COMPANY, LIMITED, a corporation formed under the laws of the Peoples Republic of China ("HHNEC") (hereinafter LLC, Jazz and HHNEC may each be referred to as a "party" and may be jointly referred to as "parties").

PURPOSES

        The LLC has committed to provide JAZZ with semiconductor products utilizing manufacturing capacity secured through HHNEC's facility in Shanghai, Peoples Republic of China. This Agreement provides the terms and conditions for the supply of such products manufactured by HHNEC and supplied from the LLC to JAZZ, including the use of the information and know-how of Newport Fab LLC d/b/a Jazz Semiconductor ("Jazz") in order to meet Jazz's needs for Wafers and dies, and for no other purpose.

        In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

        In this Agreement, unless otherwise defined or the context otherwise requires, the following words and expressions shall have the following meanings:

1.1
"CMOS" and "BiCMOS" shall refer to complementary metal oxide semiconductor devices and bipolar complementary metal oxide semiconductor devices, respectively.

1.2
"Delivery Date" shall mean a date for delivery of an agreed upon quantity of Wafers ordered by Jazz as set forth in any Jazz order.

1.3
"HHNEC's Facility" shall mean HHNEC's facility located at No. 1188 Chuan Qiao Road, Pu Dong, Shanghai, Peoples Republic of China.

1.4
"Intellectual Property Rights" shall mean any and all right, title and interest in and to any and all patents and all patent applications (including, without limitation, originals, divisions, continuations, continuations-in-part, CPA's, RCE's, provisional, extensions or reissues), design rights (whether registered or not and all applications for the foregoing), copyrights, database rights, topography rights, mask work rights, applications to register any of the aforementioned rights, trade secrets, rights in unpatented know-how and show-how, information, data, drawings, concepts, drawings, schematics, specifications, object code and machine-readable copies of any software, source code relating to any software, rights of confidence, rights of authorship, and any other intellectual or industrial property rights of any nature whatsoever in any part of the world and whether arising under the common law, state law, federal law or the laws of any foreign country.

1.5
"Lead-time" shall mean the estimated amount of time required from order placement to delivery as agreed to by the parties.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

1.6
"Jazz Advanced Technology" shall mean all proprietary information and know-how, no matter what form, and without limitation, related to Jazz's .18um advanced RF CMOS process including but not limited to advanced features such as [...***...], and .25um/.18um SiGe BiCMOS process and improvements thereto.

1.7
"Jazz Technology" shall mean all proprietary information and know-how obtained by LLC from Jazz and provided to HHNEC by LLC, no matter what form and including without limitation information and know-how identified in Confidential Information Transmittal Report(s) (copies of which shall be provided to LLC), that relate to Jazz's process(es) for the manufacture of Wafers, Jazz's specifications for Wafers, Jazz's performance criteria for Wafers and all other matters relating to Wafers and their manufacture., which has been provided to HHNEC by Jazz for the specific purpose of manufacturing wafers.

1.8
"Jazz Patent Rights" shall mean those patent rights under which LLC is licensed by Jazz during the term of this Agreement.

1.9
"General Licensed Process" shall mean qualified process for the manufacture of Wafers as communicated by LLC to HHNEC from time to time during the term of this Agreement, which has been general licensed to HHNEC, as set forth in Technology Transfer Agreement, to enable HHNEC to do foundry business.

a)
[...***...] RF CMOS,

b)
[...***...] RF CMOS,

c)
[...***...] CMOS

d)
[...***...] CMOS

1.10
"Process" shall mean qualified process for the manufacture of Wafers as communicated by LLC to HHNEC from time to time during the term of this Agreement, which has been general licensed to HHNEC,

1.11
"Have Made Licensed Process" shall mean qualified process referenced in section 1.6 above, for the manufacture of Wafers as communicated by LLC to HHNEC from time to time during the term of this Agreement to be used by HHNEC for Jazz's second source requirements,

1.12
"SiGe" (when used without an indication of performance) shall refer to silicon germanium semiconductor devices, generally.

1.13
"Term" shall have the meaning ascribed to it in Article 13.

1.14
"Wafers" shall mean wafers that have been manufactured or processed according to the Process so as to include or embody any of the products listed on Exhibit A attached hereto.

1.15
"Wafer Acceptance Criteria" shall mean those written Wafer specifications, engineering requirements, performance criteria, etc. provided by LLC to HHNEC and mutually agreed by LLC and HHNEC, from time to time during the term of this Agreement.

1.16
"WIP" shall mean work in process and includes all wafer and dies not yet delivered to LLC.

Capitalized terms not defined herein shall have the same meaning ascribed to them in the Limited Liability Company Agreement of Jazz/Hua Hong NEC, LLC (the "LLC Agreement"), the License Agreements and the Supply Agreements between Jazz/Hua Hong NEC, LLC and Jazz Semiconductor.

ARTICLE 2

PURCHASE OF WAFERS; PURCHASE FORECASTS, ETC.

2.1
Jazz will purchase from LLC Wafers manufactured by HHNEC in accordance with the terms of this Agreement.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

2.2.1
For the term of this Agreement, Jazz shall provide to LLC on or before the [...***...], a six (6) month rolling forecast setting forth its estimated requirements by month for Wafers.

  Solely to allow for the well balanced loading in HHNEC's facility(ies), both parties shall review the next six months loading plan commencing from the first loading, twice per year. Subject to Section 2.4, The loading plan shall constitute a binding commitment of Jazz to LLC to buy a minimum 50% of the loading plan, from Q4 2004 till the end of 2005, and a binding commitment of LLC to supply the Wafers manufactured by HHNEC in accordance to loading plan all wafers ordered by Jazz.

  Commencing January 1, 2006, for each fixed 6 month period during the term of this agreement the LLC commitment of supply of the Wafers to Jazz shall be based on the average loading of the prior three months Such loading plan shall constitute a binding commitment of Jazz to LLC to buy a minimum 50% of the loading plan and a binding commitment of HHNEC to manufacture in accordance to loading plan all wafers ordered by Jazz. Jazz may inform LLC of its requirements for additional loading above the loading plan, and provided Jazz commits to purchase [...***...] of such additional loading, shall perform its commercially best effort to supply wafers for LLC to support such upside demand requests

  In the event of order cancellation after wafer starts, following penalty charges apply:
  [...***...]
  [...***...]

2.3
Jazz shall place its purchase order for Wafers with LLC in accordance with the Lead-time.

2.4
Jazz agrees, provided the processes/products are qualified on time, and Jazz customers have approved sourcing through HHNEC, to order a minimum of [...***...] wafers per month commencing October 1, 2004, and for all of 2005.

2.5
Except as expressly stated in this Article, nothing herein shall be construed as an obligation on the part of Jazz to purchase any quantity of Wafers from LLC.

ARTICLE 3

ORDERS

3.1
Jazz shall place orders for the Wafers by mail or by facsimile to the LLC or in another mutually agreed upon way by the [...***...] of calendar month for wafers outs in the calendar month [...***...] hence, except for [...***...] processes which will be placed [...***...] hence. LLC shall, within [...***...] after receipt of such orders, send Jazz an acknowledgement of such orders. [...***...]

3.2
The terms of this Agreement shall supersede the terms of any Jazz purchase order and/or LLC's acknowledgment/acceptance of such purchase order. Although it is recognized that the parties may, for their respective convenience, desire to use standardized purchase order forms, acknowledgment forms and other documents which may contain terms in addition to or at variance with the terms of this Agreement, no purchase order or acknowledgement will amend this Agreement and all purchase order or acknowledgements shall be subject to the terms and conditions of this Agreement regardless of statements to the contrary contained within the purchase order or acknowledgment.

3.3
All matters designated herein as subject to agreement of the parties must be agreed upon in a writing signed by authorized representatives of both parties for such agreement to be effective. All issues that arise during the Term that are not addressed by the terms herein shall be resolved in accordance with Article 15 below.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE 4

MANUFACTURE OF WAFERS, ETC.

4.1
Jazz hereby agrees that LLC shall outsource the manufacture of Wafers to HHNEC in accordance with the HHNEC Wafer Supply Agreement entered into by and between LLC and HHNEC for the purpose of supply of Wafers by LLC to Jazz.

ARTICLE 5

PRICES AND PAYMENT

5.1
Prices for Jazz's purchases of Wafers, are provided in Exhibit A, and LLC guarantees that wafer prices shall be [...***...]

5.2
Jazz and LLC shall review wafer pricing annually and adjust pricing downward consistent with market price decline but in no event more than [...***...] downward adjustment per annum.

5.3
[...***...]

5.4
[...***...]

5.5
The LLC shall invoice Jazz upon HHNEC's shipment of such Wafers to LLC. Payments to the LLC shall be due [...***...] from the date of LLC's invoice, Jazz shall pay the Invoices by wire transfer or check, payable in U.S. Dollars. Jazz shall make any wire transfer payment requested by LLC to the account designated below or as otherwise directed by LLC in writing:

Bank Name and Account No.:

ARTICLE 6

TERMS OF DELIVERY, PACKING

6.1
The terms of delivery are FOB Shanghai Pudong airport as defined in Incoterms 2000.

6.2
Wafers shall be packed in accordance with Jazz's packing instructions in accordance with Jazz or LLC specifications [NPB PS-0414], and which shall be mutually agreed by LLC and Jazz from time to time. Prices for Wafers include the cost of packing. Each delivery of Wafers to Jazz must include a packing list that contains at least Jazz Order number, the quantity of Wafers shipped; the Process Control Monitor (PCM) data of the shipped Wafers (either as hard copy or location of web-based data); the date of shipment and the results of any testing performed on the Wafers pursuant to the Wafer Acceptance Criteria.

6.3
Prices for Wafers include the cost of export control compliance.

6.5
Jazz will promptly notify LLC concerning any visible damage to Wafers or shipping containers from shipment. Jazz agrees to reasonably assist LLC in asserting any claim for such loss or damage against HHNEC's carrier for the loss or damaged involved.

ARTICLE 7

DELIVERY DATES

7.1
LLC will make best efforts to schedule the Delivery Dates consistent with LLC's Lead-time. The Delivery Date shall be specified in Jazz's order. The LLC shall deliver Wafers according to such Delivery Dates.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

7.2
Unless otherwise notified by Jazz, all orders will be delivered complete. LLC will give Jazz prompt notice if it reasonably expects a delay in a Delivery Date or if only a portion of the Wafers will be available for delivery to meet a Delivery Date. For partial shipments, LLC will deliver the available Wafers unless directed by Jazz to reschedule a delivery.

7.3
If LLC cannot deliver the Wafers in accordance with the Delivery Dates due to LLC's fault, then LLC shall, as soon as LLC becomes aware of the delay, inform Jazz thereof and LLC shall propose a new date for delivery (the "New Date"") using LLC commercially reasonable best effort to expedite the delivery and mitigate any delay caused by such default. In the event the New Date is unacceptable to Jazz, Jazz shall none the less grant LLC [...***...] of grace period. In the event LLC fail to deliver the Wafers within such grace period, LLC acknowledges that there will be reasonable charge based on the delay period:

  [...***...]

7.4
LLC shall provide WIP data to Jazz via electronic file extracts

7.5
Jazz and LLC will collaborate and establish cycle time and delivery performance metrics.

7.6
Within [...***...] after the mass production of HHNEC starts, LLC shall prepare and submit to Jazz a plan to reduce Leadtime. LLC shall review the Leadtime improvement plan in each quarterly business review meeting to reasonably reduce cycle time of manufacturing.

7.7
LLC shall notify Jazz in writing at least [...***...] in advance of end of life on any product or process technology to allow Jazz to meet Jazz's requirement for such continuously loading product.

ARTICLE 8

INSPECTIONS, QUALITY REQUIREMENTS AND ACCEPTANCE

8.1
Wafers furnished hereunder shall be inspected and/or tested by LLC prior to shipment for conformance with the Wafer Acceptance Criteria. No Wafers shall be supplied by LLC that fail to meet the Wafer Acceptance Criteria.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

8.2
Jazz, at its option, may inspect and/or test Wafers after receipt for conformance with the Wafer Acceptance Criteria.

8.3
Jazz shall accept or reject the Wafers in each shipment within [...***...] of its receipt of Wafers.

8.4
LLC shall be responsible for meeting Jazz quality specification and any extended requirements as may be mutually agreed between the parties.

8.5
LLC shall establish internal quality and reliability requirements to meet or exceed Jazz's quality and reliability specification.

8.6
LLC shall maintain process monitor data for each device for [...***...].

8.7
LLC shall demonstrate to Jazz that there is a traceability system defining unique lot and wafer number markings on each wafer. LLC must maintain the traceability records for [...***...].

ARTICLE 9

WAFER WARRANTY AND RETURNS

9.1
LLC warrants that all Wafers furnished under this Agreement will be free from defects in material and workmanship and in conformity with the Wafer Acceptance Criteria. Prior to shipment to Jazz, in the event that LLC discovers that any of the Wafers do not meet any one of the Wafer Acceptance Criteria, LLC shall as soon as reasonably possible effect the rectification or replacement of the Wafers. Following the delivery to Jazz, LLC will, at Jazz's option, credit or replace any Wafers that, in Jazz's discretion, do not conform to this warranty, provided LLC is notified of the nonconforming Wafers within [...***...] after Jazz becomes aware of the nonconformity. [...***...]. All returns shall be shipped Ex Works, at Jazz's or its designee's business address.

9.2
[...***...].

9.3
The warranty provided herewith shall be void in the event (a) the Wafers fail, malfunction or are damaged as a result of improper handling, storage, processing, test, or packaging by Jazzor (b) the Wafers are altered or damaged by Jazz.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1
LLC represents and warrants to Jazz as follows:

(a)
LLC has the full right, power and authority to enter into and perform its obligations under this Agreement and this Agreement constitutes a legal, valid and binding obligation of LLC, enforceable against LLC in accordance with its terms.

(b)
The execution, delivery and performance of this Agreement by LLC will not result in the breach of any terms of, or constitute a default under, or conflict with any obligation of LLC.

(c)
In the performance and delivery of wafers to Jazz hereunder, the execution, delivery and performance of this Agreement by LLC will not violate any applicable law, rule, statute or regulation.

(d)
LLC's use of Processes in the manufacture, offer of sale, sale and or importation into the United States of America of Wafers does not knowingly infringe upon or violate any patent, copyright, trade secret or other intellectual property or industrial rights of a third party, this warrantee does not extend to and is expressly disclaimed for Processes and Intellectual Property Rights that have been contributed, or licensed to LLC by Jazz.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

  (e)
  LLC will not, nor will any entity or employee or agent of LLC, make unauthorized use of Jazz Technology.

10.2
Jazz represents and warrants to LLC as follows:

(a)
JAZZ has the full right, power and authority to enter into and perform its obligations under this Agreement and this Agreement constitutes a legal, valid and binding obligation of JAZZ, enforceable against JAZZ in accordance with its terms.

(b)
The execution, delivery and performance of this Agreement by JAZZ will not result in the breach of any terms of, or constitute a default under, or conflict with any obligation of JAZZ.

(c)
The execution, delivery and performance of this Agreement by JAZZ will not violate any applicable law, rule, statute or regulation.

(d)
To JAZZ's knowledge, it has the right to use and to license others to use the Jazz Advanced Technology so as to manufacture Wafers or to have Wafers manufactured by others on behalf of JAZZ in accordance with the Process.

(e)
JAZZ will order sufficient production volume to meet its obligations to load Wafers under this agreement.

10.3
EXCEPT AS PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES, REPRESENTATIONS, UNDERTAKINGS, OR CONDITIONS (STATUTORY OR OTHERWISE) BY EITHER PARTY, AND THERE ARE NO IMPLIED WARRANTIES, REPRESENTATIONS, UNDERTAKINGS, OR CONDITIONS (STATUTORY OR OTHERWISE) BY EITHER PARTY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, USAGE OF TRADE, PAST PRACTICES, FITNESS FOR A PARTICULAR PURPOSE, TITLE IN THIS AGREEMENT.

ARTICLE 11

INDEMNIFICATION, LIMITATION OF LIABILITY

11.1
Each party shall defend, indemnify and hold harmless the other party from any costs, loss, damage and liability, except indirect and consequential damages, which may be incurred by non-breaching party on account of (a) any breach by breaching party of this Agreement, including any inaccuracy or breach of any representation or warranty of each party contained herein, or (b) the manufacture of the Wafers, including, without limitation any claims for injury, death or property damage related to any alleged defect in any Wafers or the failure of any Wafers to conform to Wafer Acceptance Criteria.

  Subject to Section 11-3 (Limitation of Liability), Jazz hereby agrees to defend, at Jazz "s expense, and indemnify the LLC against damages finally awarded by a court of proper jurisdiction in any [...***...] infringement lawsuit brought by any third party against the products supplied by LLC and manufactured by the HHNEC using the Jazz Process Technology to the extent that such products are sold to Jazz and only to the extent that such infringement action is based solely on using Jazz's Process.

  Jazz has no obligation under this section, unless Jazz is [...***...] notified of claims, suits and actions by such third party, given all known evidence in the HHNEC possession, and given reasonable assistance in, and sole control of, the defense thereof and all negotiations for its settlement or compromise. In the event of such a claim of infringement, Jazz may, at its option: [...***...]. Party C shall have no liability for any costs, loss or damages resulting from, and the HHNEC agrees to defend and indemnify the LLC and or Jazz for: (i) the use of the Jazz's Process in combination with any other process not supplied by Jazz, (ii) the use of the Jazz's Process in a manner for which it was expressly restricted, (iii) the willful misconduct of HHNEC, or (iv) any settlement or compromise incurred or made by the HHNEC without the LLC or Jazz's prior written consent. [...***...].

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

  Except for the claim of infringement stipulated above in this Section 11.1,each party, at its own expense, shall defend all suits or actions, provided it is [...***...] notified of such suits or actions, given all evidence in the other party's possession, and given reasonable assistance in and sole control of defense thereof and all negotiations for its settlement or compromise. Each party shall have no liability to the other party for any settlement or compromise incurred or made by the other party without each party's prior written consent.

11.2
Each party's obligation to the other party related to a claim that any portion of the Process employed by LLC in the manufacture of the Wafers infringes any United States patent or trade secret rights is set forth in the JVC Agreement.

11.3
NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE HEREIN, NEITHER PARTY SHALL BE LIABLE (WHETHER BASED UPON CONTRACT, TORT, STATUTORY OR EQUITABLE THEORIES) TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, REMOTE OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE OR PROFITS) ARISING OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE.

ARTICLE 12

CONFIDENTIALITY

12.1
In connection with the transactions contemplated by this Agreement, LLC will obtain or have access to Jazz Confidential Information, including but not limited to Jazz Advanced Technology IP, and design IP of the customers of Jazz Semiconductor. LLC guarantees the absolute protection of Jazz Advanced Technology, as well as any and all design IP of the customers of Jazz Semiconductor. Jazz Confidential Information may be disclosed by LLC only to those persons within LLC who "need to know" such information in order to perform their responsibilities under this Agreement on behalf of LLC. LLC will, and will cause each of its employees to: (a) keep in confidence all Jazz Confidential Information; (b) not use any Jazz Confidential Information for any purpose other than the performance of this Agreement; (c) not disclose any LLC Confidential Information to any third party without Jazz's prior written consent; and (d) return all of Jazz Confidential Information, regardless of form and including, without limitation, all copies, analyses, derivations and compilations of Jazz Confidential Information to Jazz within [...***...] after the termination of this Agreement for any reason and, therefore, provide verification by an officer of LLC that all Confidential Information has been returned to LLC.

12.2
As used herein, the term "Jazz Confidential Information" means information about the business, assets or operations of LLC and Jazz, including but not limited to Jazz Technology, deemed by Jazz to be of value and not commonly known to others within LLC's or Jazz's industry. LLC Confidential Information will not include information which LLC demonstrates with documentary evidence: (a) was known to the public at the time of its disclosure, or becomes known to the public after the disclosure through no action of the receiving party; (b) was in its possession prior to the time of the disclosure (provided that LLC did not receive such information from a party that was subject to a confidentiality agreement with Jazz); or (c) was developed by LLC independent of the disclosure by Jazz.

12.3
[...***...]

12.4
The terms and conditions of this Agreement are deemed to be confidential, and each party will maintain such terms and conditions in strict confidence. The terms of this Agreement may be disclosed only to those persons within LLC's and Jazz's organizations who "need to know" such information in order to perform their work responsibilities on behalf of their employer.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE 13

EFFECTIVE DATE, TERM, TERMINATION

13.1
The Term of this Agreement shall commence on the Effective Date and continue for a period of [...***...] therefrom (the "Initial Term"), unless terminated earlier in accordance with Section 13.2. Upon expiration of the Initial Term, this Agreement will renew [...***...] for successive [...***...] unless terminated by either party with [...***...] written notice prior to the expiration of any such period.

13.2
In addition to the provisions of Section 13.1, and as otherwise set forth in this Agreement, this Agreement may be terminated by either party (a) after the Initial Term with [...***...] written notice to the other party, (b) after the material breach of this Agreement by the other party which is not cured within [...***...] after the non-breaching party provides the breaching party with written notice of such breach (other than a failure of Jazz to pay LLC for Wafers due to bona fide disputes concerning the acceptance, delivery or quality of any Wafers produced hereunder), (c) upon the filing of a petition by the other party seeking to take advantage of any laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts after [...***...] written notice to the other party, (d) after [...***...] in which Jazz does not place an order for Wafers from LLC, (e) upon termination of the Technology License Agreement between Jazz and LLC, or (g) upon termination of the Limited Liability Company Agreement of LLC dated as of the date hereof.

13.3
Upon termination of this Agreement for any reason:

  (a)    HHNEC shall return Jazz Technology to LLC (other than the information provided in the Technology License and Transfer Agreement entered into by the Parties contemporaneously herewith) pursuant to Section 12.1.

  (b)    HHNEC shall immediately cease using and remove all Jazz Advanced Technology from the Have Made Licensed Process at HHNEC's Facility and certify to LLC in writing that Process is no longer in use.

  (c)    At any time and from time to time during the [...***...] period following the termination of this Agreement and upon [...***...] prior written notice, HHNEC shall permit LLC to inspect HHNEC's Facility to insure compliance with the obligations of this Agreement.

13.4
The expiration or termination of this Agreement shall not affect the delivery or payment for Wafers that have been ordered and confirmed prior to such termination.

13.5
The obligations set forth in Articles 5, 9, 10, 11, 12, 13, 15, 16 and 17 shall survive any cancellation or termination of this Agreement as described in this Article 13.

13.6
Breach; Remedy: If any party committed a material breach of its obligations under this Agreement, the non-breaching party shall first give written notice of breach to the breaching party and request the breaching party to correct the breach within [...***...] from the date of its receipt of the notice unless expressly provided otherwise in this Agreement, including but not limited to section 12. In the event that the breaching party failed to correct the breach within the curing period, the non-breaching party shall then be entitled to claim damages from the breaching party. The remedies under this Section 7.3 shall be in addition to any other remedies available to the non-breaching party.

ARTICLE 14

MARKETING PLAN

14.1
The Parties agree to work further towards a marketing plan

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE 15

SETTLEMENT OF DISPUTES AND APPLICABLE LAW

15.1
Any dispute arising from, out of the implementation of, or in connection with this Agreement shall be settled through friendly consultation between the Parties. In the event that no settlement of the dispute can be reached through consultation within [...***...] following the date on which a written request for consultation by any Party, the dispute shall be submitted by the claimant (the "Claimant") to the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden and be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce as in effect on the date of arbitration.

          (a)   The arbitration tribunal shall consist of three (3) arbitrators. The Claimant and the respondent (the "Respondent") shall each select one (1) arbitrator. The third arbitrator, who shall be chairman of the arbitration tribunal, shall be selected jointly by the claimant and the Respondent. If the Claimant and the Respondent are unable to agree as to the selection of the third arbitrator within [...***...], then the third arbitrator shall be selected by the Arbitration Institute of the Stockholm Chamber of Commerce. The third arbitrator shall not be a citizen of PRC.

          (b)   All the proceedings in any such arbitration will be conducted in English.

          (c)   The arbitration award shall be final and binding upon all Parties. The arbitration costs shall be paid according to the award as fixed by the arbitration tribunal.

          (d)   During the period when a dispute is being resolved, the Parties shall in all other respects continue to exercise their remaining respective rights and fulfill their respective obligations under this Agreement except for such rights, obligations and other matters which are subject to the arbitration.

15.2
All deadlines in this Article may be extended by mutual agreement.

15.3
This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, United States of America, without regard for its choice and or conflict of laws provisions and without regard to the United Nations Convention on Contracts for the International Sale of Goods and is subject to all other applicable governmental laws and regulations, including but not limited to applicable regulations and requirements of any United States regulatory agency concerning the import of Wafers into the United States of America and the export of Jazz Technology from the United States of America. This Agreement has been made in the English language and all documents and communications (including any arbitration or mediation proceedings and any documents or communications delivered in connection therewith) between the parties hereto shall be in the English language. Any translations of this Agreement or any documents relating to this Agreement shall be for convenience purposes only and the parties hereto agree that the English language version of this Agreement and the documents relating hereto shall govern and control for all purposes.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE 16

FORCE MAJEURE

16.1
Neither LLC nor Jazz shall be liable in damages for failure to deliver or for delay in delivery or performance arising out of causes beyond its reasonable control including, but not limited to, war, acts of God, acts of terrorism, civil disturbance, fire, flood, earthquake, epidemic, quarantine restrictions, unusually severe weather, acts or defaults of common carriers, freight embargoes, strike or other labor trouble, lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; power outages, governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid), or any other cause, contingency or circumstance within or without the United States not subject to such party's reasonable control (a "Force Majeure Event"). The party suffering a Force Majeure Event shall [...***...] notify the other party of such Force Majeure Event. A party shall be excused from its performance to the extent caused by such Force Majeure Event; provided that such party (i) gives notice of the Force Majeure Event to the other party [...***...] after its occurrence, (ii) uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance, (iii) continues the performance of all its obligations under this Agreement that are not prevented or delayed and (iv) upon cessation of the Force Majeure Event, [...***...] performs or completes performance of the obligations which were prevented or delayed. In the event LLC's inability to perform continues for [...***...], or more from notification to Jazz of the Force Majeure Event, Jazz shall have the right to terminate its obligations to LLC with no further liability under this Agreement upon prompt written notice. The take or pay obligations of Jazz shall be suspended upon the date of the Force Majeure until the Force Majeure is cured, and if cured with [...***...] of the first date of the Force Majeure the Jazz take or pay obligations shall extend to cover the amounts not received during such suspension.

ARTICLE 17

ACCOUNTING AND RECORDS

17.1
LLC will keep complete, true and accurate books of account, records of production, engineering documents, etc. for the purpose of showing its compliance with the terms of this Agreement. Such books, records and documents will be kept at LLC's principal place of business for at least [...***...] after the end of the quarter to which they pertain, and will be open at all reasonable times for inspection by a representative of Jazz. The representative will be obliged to treat as confidential all relevant matters. Such inspections shall be at the expense of Jazz, unless a variation or error exceeding [...***...] of the total value for the period of audit, is discovered in the course of any such inspection, whereupon LLC shall pay all audit fee relating thereto. LLC will promptly pay to Jazz the full amount of any underpayment, together with interest thereon at the maximum rate of interest allowed by law.

ARTICLE 18

COMPLIANCE WITH LAWS

18.1
In exercising its rights and meeting its obligations under this license, each party shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any domestic or foreign governmental body having jurisdiction over the exercise of rights under this license. Each Party further agrees to indemnify and hold the other party harmless from and against any costs, expenses, attorney's fees, citation, fine, penalty and liability of any kind which might be imposed by reason of any asserted or established violation of any such laws, order, rules or regulations.

ARTICLE 19

MISCELLANEOUS

19.1
Each party hereto is contracting independently with the other and there is no agency, employment or other relationship except as may be expressly set forth herein. Neither party is authorized nor has the power to obligate or bind the other party by contract, agreement, warranty, representation or otherwise in any matter whatsoever.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

19.2
The headings used in this Agreement are inserted for convenience only and shall not affect the interpretation of the respective provisions of this Agreement.

19.3
LLC shall not assign or subcontract its rights and obligations under this Agreement without the prior written consent of Jazz.

19.4
The following persons shall act as the representatives of the parties regarding notices, performance, extension, dispute resolution, termination and changes in respect of this Agreement:

  If to HHNEC:

  Chairman of Board
  Shanghai Hua Hong NEC Electronics Company, Limited.
  No. 1188, Chuan Qiao Road, Pu Dong,
  Shanghai, Peoples Republic of China

  If to Jazz: Jazz Semiconductor
  Address: 4321 Jamboree Road, Newport Beach, California, USA 92630
  Attention: President
  Facsimile: 1-949-435-8455

  If to LLC:

  Mr. Shu Li
  Jazz/Hua Hong, LLC
  4321 Jamboree Road
  Newport Beach, CA 92660

          with copies to:

  Carolyn Follis, Esq.
  Newport Fab, LLC
  4321 Jamboree Road
  Newport Beach, CA 92660

          and

  James B. O'Neal, Esq.
  Rutan & Tucker LLP
  611 Anton Boulevard, Suite 1400
  Costa Mesa, CA 92626

19.5
No failure or delay of either party in exercising its rights hereunder (including but not limited to the right to require performance of any provision of this Agreement) shall be deemed to be a waiver of such rights unless expressly made in writing by the party waiving its rights.

19.6
In the event that any provision of this Agreement shall be held invalid or unenforceable as contrary to any law, statute or regulation in that regard, the invalidity or unenforceability of such provision shall in no way affect the validity of any other provision of this Agreement, and each and every provision shall be severable from each and every other.

19.7
Neither party shall make a press release, advertisement, public statement or disclosure to any third party concerning the existence of this Agreement or its contents without the express written consent of the other party not to be unreasonably withheld or delayed.

19.8
Neither party will be deemed the drafter of this Agreement (or its Exhibits), which Agreement will be deemed to have been jointly prepared by the parties. If this Agreement is ever construed,

  whether by a court or by an arbitrator, such court or arbitrator will not construe this Agreement or any provision hereof against any party as drafter.

19.9
This Agreement embodies the entire agreement between the parties hereto and supersedes all other prior agreements between the parties in connection with the sale of goods described herein. This Agreement cannot be modified or supplemented except in writing and signed by both parties. Neither party shall be bound by or liable to the other for any representation, promise, or inducement, whether prior to or concurrent with, made by any agent or person in the other's employ, not embodied in this Agreement.

19.10
Time is of the essence of this Agreement, as are the provisions relating to ownership, warranties, confidential information and payments.

19.11
This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement.

19.12
Each party to this Agreement, upon the request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

19.14
LLC agrees that it shall be jointly and severally liable for any default in the performance of obligations by Jazz under this Agreement.

19.15
Notwithstanding anything to the contrary set forth herein, each party to this Agreement may enforce its rights and remedies hereunder against any other party to this Agreement without first having to proceed against both other parties or against any one particular party.

19.16
EFFECTIVENESS This Contract/Agreement shall become effective upon the effectiveness of the JOINT VENTURE CONTRACT ON THE ESTABLISHMENT AND OPERATION OF SHANGHAI HUA HONG NEC ELECTRONICS COMPANY, LIMITED Dated August 30, 2003

[SIGNATURES FOLLOW ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

[CORPORATE SEAL]
JAZZ/HUA HONG, LLC
	By:	NEWPORT FAB, LLC, its Managing Member

	By:	/s/ JEFF MCHENRY Name: Jeff McHenry Title: Executive Director of Marketing

NEWPORT FAB, LLC d/b/a JAZZ SEMICONDUCTOR

	By:	/s/ SHU LI Name: Shu Li Title: President & CEO

SHANGHAI HUA HONG NEC ELECTRONICS COMPANY, LIMITED

	By:	/s/ K. SHIMAKURA Name: K. Shimakura Title:

EXHIBIT A

Wafers and Wafer Pricing

All wafer products to be manufactured by HHNEC including but not limited to the following:

1.
.18 um advanced RF CMOS including advanced features such as [...***...]

2.
.25 um/.18 um SiGe Bi CMOS

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

QuickLinks

  Exhibit 10.50
ARTICLE 1 DEFINITIONS
ARTICLE 2 PURCHASE OF WAFERS; PURCHASE FORECASTS, ETC.
ARTICLE 3 ORDERS
ARTICLE 4 MANUFACTURE OF WAFERS, ETC.
ARTICLE 5 PRICES AND PAYMENT
ARTICLE 6 TERMS OF DELIVERY, PACKING
ARTICLE 7 DELIVERY DATES
ARTICLE 8 INSPECTIONS, QUALITY REQUIREMENTS AND ACCEPTANCE
ARTICLE 9 WAFER WARRANTY AND RETURNS
ARTICLE 10 REPRESENTATIONS AND WARRANTIES
ARTICLE 11 INDEMNIFICATION, LIMITATION OF LIABILITY
ARTICLE 12 CONFIDENTIALITY
ARTICLE 13 EFFECTIVE DATE, TERM, TERMINATION
ARTICLE 14 MARKETING PLAN
ARTICLE 15 SETTLEMENT OF DISPUTES AND APPLICABLE LAW
ARTICLE 16 FORCE MAJEURE
ARTICLE 17 ACCOUNTING AND RECORDS
ARTICLE 18 COMPLIANCE WITH LAWS
ARTICLE 19 MISCELLANEOUS